Exhibit 99.1

                        Career Education Corporation Reports
      Results for the Third Quarter 2005 and Announces Third Online Brand;
         Third Quarter Revenue Increased 14%; Third Quarter Net Income
                                 Increased 32%

    HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--Nov. 2, 2005--Career
Education Corporation (Nasdaq:CECO) today reported financial results for its third quarter ended September 30, 2005.

    RESULTS OF OPERATIONS

    Three Months Ended September 30, 2005

    -- Third quarter 2005 consolidated revenue increased 14% to $497.5 million, from $436.0 million during the third quarter 2004. The increase is primarily attributable to an approximate 12% increase in student population from July 31, 2004, to July 31, 2005, as well as price increases and student enrollment mix changes.

    -- Third quarter 2005 consolidated income from operations increased 21%, to $83.7 million, from $69.4 million during the third quarter 2004. Operating profit margin percentage was 16.8%, an increase of 90 basis points from 15.9% during the third quarter 2004.

    -- Third quarter 2005 consolidated net income was $54.9 million, or $0.53 per diluted share, an increase of 32% from third quarter 2004 net income of $41.5 million, or $0.40 per diluted share.

    Nine Months Ended September 30, 2005

    -- During the nine months ended September 30, 2005, consolidated revenue was $1.505 billion, a 22% increase from $1.237 billion during the nine months ended September 30, 2004.

    -- Income from operations during the nine months ended September 30, 2005, increased 37% to $264.4 million, from $193.3 million during the nine months ended September 30, 2004. Operating profit margin percentage was 17.6%, an increase of 200 basis points from 15.6% during the nine months ended September 30, 2004.

    -- For the nine months ended September 30, 2005, we reduced our effective income tax rate from 39.25% to 38.25%. The change was affected during the third quarter 2005. The reduction of our effective income tax rate increased third quarter net income per share by approximately $0.02.

    -- During the nine months ended September 30, 2005, net income was $163.6 million, or $1.57 per diluted share, a 40% increase from $116.8 million, or $1.11 per diluted share, during the nine months ended September 30, 2004.

    CASH FLOWS AND FINANCIAL POSITION

    Cash Flows

    -- Third quarter 2005 net cash provided by operating activities was $106.7 million, a 15% decrease from $125.6 million during the third quarter 2004. The decrease is primarily attributable to a decline in cash provided from changes in net operating assets and liabilities, offset, in part, by increases in net income and depreciation and amortization expense during the third quarter 2005 relative to the third quarter 2004.

    -- Capital expenditures decreased 30% to $28.3 million, from $40.5 million during the third quarter 2004. Capital expenditures during the third quarter 2005 represented approximately 5.7% of total third quarter 2005 revenue.

    Financial Position

    -- As of September 30, 2005 and 2004, respectively, cash, cash equivalents, and available-for-sale investments totaled $343.9 million and $274.5 million.

    -- Net student receivables as of September 30, 2005, was $84.3 million, a 28% decrease from $116.8 million as of September 30, 2004. Our allowance for doubtful accounts as a percentage of gross student receivables as of September 30, 2005, increased to 37.5%, from 28.0% as of September 30, 2004.

    -- Quarterly days sales outstanding ("DSO") were 17 days as of September 30, 2005, representing a nine-day decrease from DSO as of September 31, 2004, of 26 days. We calculate DSO by dividing the sum of net student receivables and net other receivables by average daily revenue for the quarter. Average daily revenue for the quarter is computed by dividing total revenue by the total number of days in the quarter.

    STOCK REPURCHASE PROGRAM

    In August 2005, our Board of Directors authorized the use of up to $300.0 million for the repurchase of shares of our outstanding common stock. Pursuant to this stock repurchase program, we may repurchase shares of our outstanding common stock on the open market or in private transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time. During the third quarter 2005, we repurchased approximately 5.3 million shares of our common stock for approximately $200.2 million at an average price of approximately $37.97 per share. In accordance with the stock repurchase program, we are authorized to use up to an additional $99.8 million to repurchase additional shares of our outstanding common stock. Our stock repurchases during the third quarter 2005 decreased third quarter 2005 diluted weighted average shares outstanding by approximately 2.5 million shares and increased third quarter 2005 diluted net income per share by approximately $0.01.

    POPULATION AND NEW STUDENT START DATA

    CEC total student population and new student start data includes the results of both the Online Educational Group ("OEG") segment and the Colleges, Schools and University ("CSU") segment.

    Student Population

    -- CEC total student population as of October 31, 2005, was approximately 107,300, representing a 8% increase from total student population as of October 31, 2004, of approximately 99,500.

    -- OEG student population as of October 31, 2005, was approximately 32,000, representing a 53% increase from OEG student population as of October 31, 2004, of approximately 20,900.

    -- As previously disclosed, the Gibbs division schools, which are included in the CSU segment, have experienced a significant decline in student population relative to student population in prior periods. Excluding the student population of the Gibbs division schools, CEC student population increased 12% from October 31, 2004, to October 31, 2005. We have devoted increased attention to our schools within the Gibbs division to improve the division's performance.

    New Student Starts

    -- New student starts during the third quarter 2005, including results of both our OEG and CSU segments, were approximately 33,750, compared to new student starts during the third quarter 2004 of approximately 33,500.

    NEW STUDENT OFFERING

    "We are pleased with the progress we are making on many fronts of our business" said John Larson, Chairman and Chief Executive Officer and President of Career Education Corporation. "In addition, we have instituted a variety of exciting corporate and student focused initiatives this quarter."
    Among the new initiatives this quarter is the announcement of a third online brand called StoneCliffe College Online, a division of Colorado Technical University. StoneCliffe is a new online offering targeted at students who are looking for a part-time, slower paced education.

    BUSINESS OUTLOOK

    Please note that the following is an update from previously issued guidance. While we may make further acquisitions, none are contemplated by these forward-looking statements.

    Fourth Quarter

    -- We expect CEC consolidated fourth quarter 2005 revenue to be approximately $522 to $532 million and CEC consolidated fourth quarter 2005 diluted net income per share to be approximately $0.66 to $0.69. This guidance represents an increase of 6% to 8% from CEC consolidated fourth quarter 2004 revenue of $491 million and an increase of 10% to 15% from CEC consolidated fourth quarter 2004 diluted net income per share of $0.60.

    -- We expect OEG segment fourth quarter 2005 revenue, included in the preceding amounts, to be approximately $170 million.

    -- We expect our CEC consolidated fourth quarter 2005 effective income tax rate to be approximately 38.25%.

    -- We expect diluted weighted average shares outstanding to be approximately 101.0 million during the fourth quarter 2005.

    CONFERENCE CALL INFORMATION

    Career Education Corporation will host a conference call today, November 2nd, at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing (617) 614-3946 (international) or (800) 638-5495 (domestic) and citing code 16492278. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. After 7:00 PM (Eastern Time) the same day, an archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 61247115.

    Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit, post secondary education and has a presence in both on-campus and online education. CEC's Colleges, Schools and Universities segment operates more than 80 campuses in the U.S., Canada, France, the United Kingdom, and the United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication, and education. CEC's total student population as of October 31, 2005, was approximately 107,300 students.

    Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and statements identified by words such as "anticipate," "believe," "plan," "expect," "intend," "project," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
        For the Three Months Ended September 30, 2005 and 2004
         (In thousands, except per share data and percentages)

                                           % of                 % of
                                  2005    Revenue      2004    Revenue
                               ------------------   ------------------
                                                    (Restated)
Revenue:
  Tuition and registration
   fees                          $472,231   94.9%     $404,083   92.7%
  Other                            25,251    5.1%       31,951    7.3%
                               -----------          -----------
    Total revenue                 497,482  100.0%      436,034  100.0%
                               -----------          -----------

Operating expenses:
  Educational services and
   facilities                     154,797   31.1%      145,433   33.4%
  General and administrative      238,075   47.9%      206,374   47.3%
  Depreciation and
   amortization                    20,899    4.2%       14,855    3.4%
                               -----------          -----------
    Total operating expenses      413,771   83.2%      366,662   84.1%
                               -----------          -----------

Income from operations             83,711   16.8%       69,372   15.9%

Other income (expense):
  Interest income                   1,890    0.5%          651    0.1%
  Interest expense                   (343)  -0.1%         (525)  -0.1%
  Share of affiliate earnings         428    0.1%          209    0.0%
  Miscellaneous income
   (expense)                          228    0.0%         (181)   0.0%
                               -----------          -----------
    Total other income              2,203    0.5%          154    0.0%
                               -----------          -----------

Income before provision for
 income taxes                      85,914   17.3%       69,526   15.9%

Provision for income taxes         30,979    6.3%       27,985    6.4%
                               -----------          -----------

Income from continuing
 operations                        54,935   11.0%       41,541    9.5%

  Loss on disposition of
   discontinued operations              -    0.0%            -    0.0%
  Write-off of goodwill of
   discontinued operations              -    0.0%            -    0.0%
                               -----------          -----------
    Loss from discontinued
     operations                         -    0.0%            -    0.0%
                               -----------          -----------

Net Income                        $54,935   11.0%      $41,541    9.5%
                               ===========          ===========


======================================================================

Income per share - Diluted
  Income from continuing
   operations                      $0.533               $0.396
  Loss from discontinued
   operations                           -                    -
                               -----------          -----------
    Net income                     $0.533               $0.396
                               ===========          ===========

Diluted weighted average
 shares outstanding               103,125              104,893


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
         For the Nine Months Ended September 30, 2005 and 2004
         (In thousands, except per share data and percentages)

                                           % of                 % of
                                  2005    Revenue      2004    Revenue
                               ------------------   ------------------
                                                    (Restated)
Revenue:
  Tuition and registration
   fees                        $1,433,044   95.2%   $1,146,613   92.7%
  Other                            72,337    4.8%       90,848    7.3%
                               -----------          -----------
    Total revenue               1,505,381  100.0%    1,237,461  100.0%
                               -----------          -----------

Operating expenses:
  Educational services and
   facilities                     464,596   30.9%      410,502   33.2%
  General and administrative      718,468   47.7%      592,781   47.9%
  Depreciation and
   amortization                    57,933    3.8%       40,842    3.3%
                               -----------          -----------
    Total operating expenses    1,240,997   82.4%    1,044,125   84.4%
                               -----------          -----------

Income from operations            264,384   17.6%      193,336   15.6%

Other income (expense):
  Interest income                   7,877    0.5%        1,541    0.1%
  Interest expense                 (1,199)  -0.1%       (2,067)  -0.2%
  Share of affiliate earnings       3,670    0.2%        2,799    0.3%
  Miscellaneous expense              (530)   0.0%         (196)   0.0%
                               -----------          -----------
    Total other income              9,818    0.6%        2,077    0.2%
                               -----------          -----------

Income before provision for
 income taxes                     274,202   18.2%      195,413   15.8%

Provision for income taxes        104,882    7.0%       78,655    6.4%
                               -----------          -----------

Income from continuing
 operations                       169,320   11.2%      116,758    9.4%

  Loss on disposition of
   discontinued operations         (2,179)  -0.1%            -    0.0%
  Write-off of goodwill of
   discontinued operations         (3,521)  -0.2%            -    0.0%
                               -----------          -----------
    Loss from discontinued
     operations                    (5,700)  -0.3%            -    0.0%
                               -----------          -----------

Net Income                       $163,620   10.9%     $116,758    9.4%
                               ===========          ===========


======================================================================

Income per share - Diluted
  Income from continuing
   operations                      $1.620               $1.112
  Loss from discontinued
   operations                     $(0.054)                   -
                               -----------          -----------
    Net income                     $1.566               $1.112
                               ===========          ===========

Diluted weighted average
 shares outstanding               104,489              105,022


            CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                             September 30, December 31,  September 30,
                                 2005          2004          2004
                             ------------- ------------- -------------
                                                          (Restated)

            ASSETS

CURRENT ASSETS:
  Cash and cash equivalents       $90,241      $349,458      $274,545
  Available-for-sale
   investments                    253,613             -             -
                             ------------- ------------- -------------
     Total cash, cash
      equivalents, and
      available-for-sale
      investments                $343,854      $349,458      $274,545
  Receivables:
      Students, net of
       allowance for
       doubtful accounts
       of $50,626, $61,136,
       and $45,466 as of
       September 30, 2005,
       December 31, 2004,
       and September 30,
       2004, respectively          84,251        85,982       116,827
      Other, net                    5,327         5,378         5,181
  Inventories                      17,265        17,347        16,560
  Prepaid expenses                 37,284        29,649        36,717
  Other current assets             34,744         5,980         7,827
  Deferred income tax assets       18,807        18,806         5,032
                             ------------- ------------- -------------
       Total current assets       541,532       512,600       462,689
                             ------------- ------------- -------------
PROPERTY AND EQUIPMENT, net       394,858       351,140       317,780
GOODWILL                          444,137       448,896       446,989
INTANGIBLE ASSETS, net             35,589        35,881        35,841
OTHER ASSETS                       34,650        38,495        37,831
                             ------------- ------------- -------------
TOTAL ASSETS                   $1,450,766    $1,387,012    $1,301,130
                             ------------- ------------- -------------

       LIABILITIES AND
        STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of
   long-term debt                  $1,629        $2,274        $1,909
  Accounts payable                 24,440        38,263        27,576
  Accrued expenses:
      Payroll and related
       benefits                    42,338        38,193        41,393
      Income taxes                 13,336         4,663             -
      Other                        75,798        70,520        69,280
  Deferred tuition revenue        184,972       166,743       177,430
                             ------------- ------------- -------------
       Total current
        liabilities               342,513       320,656       317,588
                             ------------- ------------- -------------

LONG-TERM  LIABILITIES:
  Long-term debt, net of
   current maturities              18,377        21,591        21,104
  Long-term contratual
   obligation                           -             -         9,679
  Deferred rent obligations        83,718        15,293        12,627
  Deferred income tax
   liabilities                     39,884        39,972        18,366
  Other                             4,874         4,669         4,297
                             ------------- ------------- -------------
       Total long-term
        liabilities               146,853        81,525        66,073
                             ------------- ------------- -------------

COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock                      $-            $-            $-
  Common stock                      1,032         1,025         1,024
  Additional paid-in capital      588,015       571,192       568,524
  Accumulated other
   comprehensive income               673         4,396         2,564
  Retained earnings               571,838       408,218       345,357
  Cost of shares in treasury     (200,158)            -             -
                             ------------- ------------- -------------
       Total stockholders'
        equity                    961,400       984,831       917,469
                             ------------- ------------- -------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY          $1,450,766    $1,387,012    $1,301,130
                             ------------- ------------- -------------


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
                                   (Restated)              (Restated)

CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net Income               $54,935     $41,541    $163,620    $116,758
 Adjustments to
  reconcile net income
  to income from
  continuing operations:
    Loss from
     disposition of
     discontinued
     operations                 -           -       2,179           -
    Write-down of
     goodwill of
     discontinued
     operations                 -           -       3,521           -
                       ----------- ----------- ----------- -----------
 Income from
  continuing
  operations               54,935      41,541     169,320     116,758
                       ----------- ----------- ----------- -----------
 Adjustments to
  reconcile income
  from continuing
  operations to net
  cash provided by
  operating activities:
    Depreciation and
     amortization          20,899      14,855      57,933      40,842
    Loss on
     disposition of
     property and
     equipment                 22         408         572         416
    Other                     193         143         593         607
    Changes in
     operating assets
     and liabilities,
     net of
     acquisitions
        Tax benefit
         associated
         with option
         exercises          2,410         577       4,826      42,716
        Other              28,202      68,026      55,886      58,804
                       ----------- ----------- ----------- -----------
           Net cash
            provided by
            operating
            activities    106,661     125,550     289,130     260,143
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Business
  dispositions/
  acquisitions, net of
  cash                         26         (42)       (908)       (518)
 Acquisition
  transaction costs             -         (47)          -        (368)
 Purchases of property
  and equipment           (28,336)    (40,499)    (99,232)    (94,002)
 Purchases of
  available-for-sale
  investments            (284,012)          -    (700,636)          -
 Sales and maturities
  of available-for-
  sale investments        272,629           -     447,024           -
 Change in investment
  in affiliate               (382)        109        (306)        (65)
                       ----------- ----------- ----------- -----------
           Net cash
            used in
            investing
            activities    (40,075)    (40,479)   (354,058)    (94,953)
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Purchase of treasury
  stock                  (200,158)          -    (200,158)          -
 Issuance of common
  stock                     5,051       2,257      12,003      29,268
 Net proceeds from
  (payments of)
  revolving loans            (181)          -      (2,060)    (76,119)
 Payments of capital
  lease obligations
  and other long-
  term debt                 2,183        (817)        678      (5,346)
                       ----------- ----------- ----------- -----------
           Net cash
            provided
            by (used
            in)
            financing
            activities   (193,105)      1,440    (189,537)    (52,197)
                       ----------- ----------- ----------- -----------

EFFECT OF FOREIGN
 CURRENCY EXCHANGE
 RATE
 CHANGES ON CASH AND
 CASH EQUIVALENTS            (284)        630      (4,752)        317
                       ----------- ----------- ----------- -----------

NET INCREASE IN CASH
 AND CASH EQUIVALENTS    (126,803)     87,141    (259,217)    113,310
CASH AND CASH
 EQUIVALENTS,
 beginning of period      217,044     187,404     349,458     161,235
                       ----------- ----------- ----------- -----------
CASH AND CASH
 EQUIVALENTS, end of
 period                   $90,241    $274,545     $90,241    $274,545
                       =========== =========== =========== ===========


                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)

                            Three Months             Nine Months
                         Ended September 30,      Ended September 30,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
                                   (Restated)              (Restated)

Revenue
   CSU (1)               $328,430    $331,628  $1,008,425    $964,203
   OEG (2)                169,052     104,406     496,956     273,258

Segment profit (3)
   CSU                    $36,470     $37,592    $116,345    $111,460
   OEG                     62,425      41,106     201,218     117,190
   Corporate and other    (14,756)     (9,117)    (49,509)    (32,515)

Segment profit
 percentage
   CSU                       11.1%       11.3%       11.5%       11.6%
   OEG                       36.9%       39.4%       40.5%       42.9%

(1) The Colleges, Schools, and Universities ("CSU") segment represents an aggregation of our campus-based operating divisions.

(2) The Online Education Group ("OEG") segment represents an aggregation of our online operating divisions.

(3) Segment profit equals the sum of income from operations and share of affiliate earnings.


                     CAREER EDUCATION CORPORATION
        SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION
                        (Dollars in thousands)

DAYS SALES OUTSTANDING

                            September 30,
                       -----------------------
                          2005        2004
                       ----------- -----------
                                   (Restated)

Total revenue during
 the quarter ended       $497,482    $436,034
Number of days in the
 quarter ended                 92          92
Total revenue per day      $5,407      $4,740
Accounts receivable,
 net                      $89,578    $122,008
   Days sales
    outstanding                17          26



ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

                     September 30, December 31, September 30,
                         2005         2004          2004
                     ------------- ------------ -------------
                                                 (Restated)

Allowance for doubtful
 accounts                $50,626     $61,136      $45,466
Gross student
 receivables            $134,877    $147,118     $162,293
   Allowance as a
    percentage of
XXXX
    student
    receivables             37.5%       41.6%        28.0%



STUDENT RECEIVABLES VALUATION ALLOWANCE

                        Balance,                Amounts     Balance,
                        Beginning   Charges     Written-     End of
                        of Period  to Expense     Off        Period
                       ----------- ----------- ----------- -----------

For the three months
 ended September 30,
 2005                     $50,726     $22,685    $(22,785)    $50,626
For the three months
 ended September 30,
 2004                      44,855      24,014     (23,403)     45,466

For the nine months
 ended September 30,
 2005                      61,136      61,719     (72,229)     50,626
For the nine months
 ended September 30,
 2004                      47,467      64,626     (66,627)     45,466



    CONTACT: Career Education Corporation
             Karen M. King (Investor Inquiries), 847-585-3899 www.careered.com